Exhibit 12(a)

College Retirement Equities Fund	Jon Feigelson
730 Third Avenue	Senior Vice President,
New York, New York 10017-3206	General Counsel & Head of
(212) 490-9000 / (800) 842-2733	Corporate Governance
(212) 916-4344
(212) 916-5952 Fax
jfeigelson@tiaa-cref.org.

April 28, 2011

College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

Re:	College Retirement Equities Fund
Post-Effective Amendment No. 45 to Registration Statement on Form N-3
(File Nos. 33-00480 and File No. 811-04415)

Gentlemen:

               I hereby consent to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information filed by the College Retirement Equities Fund (“CREF”) as part of Post-Effective Amendment No. 45 to the Registration Statement (File Nos. 33-00480 and 811-04415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

Sincerely,

/s/Jon Feigelson

Jon Feigelson
Senior Vice President, General Counsel
& Head of Corporate Governance